Exhibit 4.7

[FACE OF NOTE]

CUSIP NO.

REGISTERED

PRINCIPAL AMOUNT

No. FL -

JOHN DEERE CAPITAL CORPORATION

SENIOR MEDIUM-TERM NOTE, SERIES D

(FLOATING RATE)

Due from 9 Months to 30 Years from Date of Issue

If the registered owner of this Security (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

	ISSUE PRICE:	OPTIONAL INTEREST RATE:
Reset: ☐ Yes ☐ No
ORIGINAL ISSUE DATE:
OPTIONAL INTEREST RATE:
	STATED MATURITY DATE:	Reset Date:

	INITIAL INTEREST RATE:	OPTION TO ELECT REPAYMENT: ☐ YES ☐ NO

	BASE RATE:	OPTIONAL REPAYMENT DATE[S]:
If LIBOR:	☐ LIBOR Telerate Page:
	☐ LIBOR Reuters Page:	OPTIONAL REDEMPTION: ☐ YES ☐ NO
☐ LIBOR Currency:
INITIAL REDEMPTION DATE:
If CMT Rate:	☐ CMT Telerate page: 7051
	☐ CMT Telerate page: 7052	INITIAL REDEMPTION PERCENTAGE:
☐ Weekly Average
	☐ Monthly Average	ANNUAL REDEMPTION PERCENTAGE REDUCTION:

	INDEX MATURITY:	MINIMUM DENOMINATION:
☐ $1,000
	SPREAD (PLUS OR MINUS):	☐ Other:

	SPREAD MULTIPLIER:	SPECIFIED CURRENCY:
United States Dollars: ☐ YES ☐ NO
	CALCULATION AGENT:	FOREIGN CURRENCY:

	CALCULATION DATE:	OPTION TO RECEIVE PAYMENTS
IN SPECIFIED CURRENCY
	SINKING FUND:	OTHER THAN U.S. DOLLARS:
☐ YES ☐ NO
MAXIMUM INTEREST RATE:
EXCHANGE RATE AGENT:
MINIMUM INTEREST RATE:
REFERENCE BANKS:
INTEREST DETERMINATION DATE:
ADDITIONAL AMOUNTS:
INTEREST RESET PERIOD:
DEFEASANCE: ☐ YES ☐ NO
INTEREST RESET DATES:
COVENANT DEFEASANCE: ☐ YES ☐ NO
INTEREST PAYMENT PERIOD:
OTHER/DIFFERENT PROVISIONS:
INTEREST PAYMENT DATES:

TOTAL AMOUNT OF OID:

INITIAL ACCRUAL PERIOD OID:

YIELD TO MATURITY:

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JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                    , or registered assigns, the principal sum of                      in the Specified Currency on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date (if the first Interest Reset Date is later than the Original Issue Date) and thereafter at the interest rate determined by reference to the Base Rate shown above, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, shown above, or determined by reference to such other formula or adjusted in such other manner, in each case calculated in accordance with the provisions on the reverse hereof, until the principal hereof is paid or duly made available for payment.  The Company will pay interest on each Interest Payment Date, if any, specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms together are hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day (except that if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such payment will be made on the next preceding Business Day) as described on the reverse hereof.  For purposes of this Security unless otherwise specified on the face hereof, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if this Security is denominated or payable in a Specified Currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided further that, if the Base Rate specified above is LIBOR, such day is also a London Business Day.  “London Business Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency) in London.  “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency or (ii)  the capital city of the country to which the LIBOR Currency specified above relates, as applicable, except, in the case of (i)  or (ii) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively, and in the event the LIBOR Currency is euro, the “Principal Financial Center” shall be London.

Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be (each an “Interest Period”). The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) next

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preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable.  Any such interest not so punctually paid or duly provided for any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below.  If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be.  Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission.  The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment.  Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be.

Notwithstanding the foregoing, if the Specified Currency is other than U.S. dollars and the Company determines that such Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof.  Any payment made in U.S. dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed,

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immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination.  Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the “Place of Payment”).  The Company has initially appointed JPMorgan Chase Bank, N.A., at its corporate trust office in The City of New York as Paying Agent.

If the Specified Currency shown above is U.S. dollars or the Specified Currency shown above is a Foreign Currency, and the Holder has not elected to exercise its option, if any, to receive payments in such Specified Currency, (i) payment of interest on this Security (other than on the Maturity Date) will be made in U.S. dollars by check mailed to the registered address of the Holder hereof, or at the Company’s option, by wire transfer to a bank account maintained by the Holder and (ii) the principal of this Security, premium, if any, together with the interest accrued and unpaid thereon, due at the Maturity Date shall be paid in U.S. dollars in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company’s option, by wire transfer to such bank account of immediately available funds in U.S. dollars to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder hereof, provided such bank has appropriate facilities to make such payments and this Security is presented and surrendered at the office or agency designated by the Company for such purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make such payments in such funds in accordance with its normal procedures.  If the Specified Currency shown above is a Foreign Currency and the Holder is entitled to elect, and has elected, to receive payments in such Specified Currency, (i) interest due on an Interest Payment Date other than the Maturity Date will be paid by check in the Specified Currency mailed to the registered address of the Holder hereof or, at the Company’s option, by wire transfer in the Specified Currency to a bank account maintained by the Holder in the country of the Specified Currency and (ii) the principal of, premium, if any, and interest on this Security due on the Maturity Date will be paid in the Specified Currency in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds in the Specified Currency to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the Holder, provided, in the case of (ii), the particular bank has appropriate facilities to make these payments and this Security is presented and surrendered at the office or agency maintained by the Company for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures.  The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS

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SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Floating Rate Medium-Term Note, Series D, Due from 9 Months to 30 Years from Date of Issue to be duly executed under its facsimile corporate seal.

JOHN DEERE CAPITAL CORPORATION

By:
Authorized Officer

Attest:
Secretary

Dated:	TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

JPMORGAN CHASE BANK, N.A.
as Trustee

By:
Authorized Officer

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[REVERSE OF NOTE]

JOHN DEERE CAPITAL CORPORATION

SENIOR MEDIUM-TERM NOTE, SERIES D

Section 1.  General.  This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an indenture, dated as of March 15, 1997, as it may be supplemented from time to time (herein called the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

Section 2.  Payments.  If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract.  If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Security by deductions from such payments.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent will have no liability therefor.

All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency.  In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

Section 3.  Interest Rate Calculations.  Unless otherwise set forth on the face hereof, the following provisions of this Section 3 shall apply to the calculation of interest on this Security.  If the first Interest Reset Date is later than the Original Issue Date, this Security will bear interest from its Original Issue Date to the first Interest Reset Date at the Initial Interest Rate set forth on the face hereof.  Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate set forth on the face hereof, as adjusted by the Spread, the Spread Multiplier or other formula, if any, set forth on the face hereof.

As set forth on the face hereof, this Security may also have either or both of the following:  (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (as defined below) (“Maximum Interest Rate”); and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period (“Minimum Interest Rate”).  In addition to any Maximum Interest Rate that may be set forth on the face hereof, the interest rate on this Security will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The rate of interest hereon will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at another interval (each, an “Interest Reset Period”), as set forth on the face hereof.  The date or dates on which interest will be reset (each, an “Interest Reset Date”) will be, if this Security resets (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Base Rate set forth on the face hereof is the Treasury Rate); (iii) weekly and if the Base Rate set forth on the face hereof is the Treasury Rate, the Tuesday of each week (except as provided below); (iv) monthly, the third Wednesday of each month; (v) quarterly, the third Wednesday of March, June, September and December of each year; (vi) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (vii) annually, the third Wednesday of the month set forth on the face hereof.  If the Base Rate set forth on the face hereof is the Treasury Rate and a Treasury auction shall fall on the Interest Reset Date for this Security, then such Interest Reset Date shall instead be the first Business Day immediately following such Treasury auction.  If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The face hereof describes the initial interest rate formula on each Note.  That rate is effective until the following Interest Reset Date.  Thereafter, the interest rate will be the rate determined on each Interest Determination Date.  Each time a new interest rate is determined, it becomes effective on the subsequent Interest Reset Date.  If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a LIBOR Note, in which case, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

The interest payable hereon on each Interest Payment Date and on the Maturity Date shall be the amount of interest accrued from and including the Original Issue Date or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the applicable Interest Payment Date or the Maturity Date (each such period, an “Interest Period”).  If the Maturity Date falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest with respect to the Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, and no interest shall accrue on the amount so payable as a result of such delayed payment.  If an Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day and interest will accrue for the period of such postponement (except if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such Interest Payment Date will be advanced to the immediately preceding Business Day), it being understood that, to the extent this sentence is inconsistent with Section 112 of the Indenture, the provisions of this sentence shall apply in lieu of such Section.

Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor.  Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period for which accrued interest is being calculated.  The interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, if the Base Rate set forth on the face hereof is the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR (as described below), or by the actual number of days in the year, if the Base Rate set forth on the face hereof is the Treasury Rate or the CMT Rate (as described below).  The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date.  The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or if none, the Initial Interest Rate, as set forth on the face hereof).

All percentages resulting from any calculation with respect hereto will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 7.123455% (or 0.07123455) being rounded to 7.12346% (or 0.0712346) and 7.123454% (or 0.07123454) being rounded to 7.12345% (or 0.0712345)), and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

Interest will be payable on, if this Security resets (i) daily, weekly or monthly, the third Wednesday of each month; (ii) quarterly, the third Wednesday of March, June, September and December of each year; (iii) semi-annually, the third Wednesday of the two months set forth on the face hereof; and (iv) annually, the third Wednesday of the month set forth on the face hereof (each, an “Interest Payment Date”), and in each case, on the Maturity Date.

If the Base Rate set forth on the face hereof is the CD Rate or the CMT Rate, the Interest Determination Date will be the second Business Day before such Interest Reset Date; if the Base Rate set forth on the face hereof is LIBOR, the Interest Determination Date will be the second London Business Day immediately preceding such Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date); and if the Base Rate set forth on the face hereof is the Treasury Rate, the Interest

Determination Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity (as defined below) would normally be auctioned.  Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday.  If an auction is held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If the Base Rate set forth on the face hereof is the Eleventh District Cost of Funds Rate, the Interest Determination Date is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

If the Base Rate set forth on the face hereof is the Commercial Paper Rate, Federal Funds Rate or the Prime Rate, the Interest Determination Date will be the first Business Day preceding such Interest Reset Date.

If the interest rate of this Security is determined by reference to two or more Interest Rate Bases specified on the face hereof, the Interest Determination Date will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Reset Basis is determinable.

Unless otherwise set forth on the face hereof, the “Calculation Date”, where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

The Company will appoint and enter into an agreement with an agent (a “Calculation Agent”) to calculate the rate of interest on the Securities of this series which bear interest at a floating rate.  Unless otherwise set forth on the face hereof, the paying agent will be the Calculation Agent.  At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next Interest Reset Date.

Subject to applicable provisions of law and except as specified herein, with respect to each Interest Determination Date, the rate of interest shall be the rate determined by the Calculation Agent in accordance with the provisions of the applicable heading below.

Determination of CD Rate.  If the Base Rate set forth on the face hereof is the CD Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “CD Rate” means, with respect to any Interest Determination Date pertaining thereto, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity set forth on the face hereof as published in H.15(519) (as defined below) under the caption “CDs (secondary market)” or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity set forth on the face hereof as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market)”.  If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or in H.15 Daily Update or another recognized electronic source, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent as the average of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity set forth on the face hereof in an amount that is representative for a single transaction in such market at such time provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Commercial Paper Rate.  If the Base Rate set forth on the face hereof is the Commercial Paper Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread, Spread Multiplier or other formula , if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “Commercial Paper Rate” means, with respect to any Interest Determination Date pertaining thereto, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity set forth on the face hereof, as such rate shall be published in H.15(519) under the caption “Commercial Paper — Nonfinancial” or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial”.  If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or in H.15 Daily Update or another recognized electronic source, the Commercial Paper Rate on such Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the average of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that, if fewer than three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

“Money Market Yield” shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the Interest Reset Period for which interest is being calculated.

Determination of Federal Funds Rate.  If the Base Rate set forth on the face hereof is the Federal Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “Federal Funds Rate” means, with respect to any Interest Determination Date pertaining thereto, the rate as of such date for U.S. dollar Federal Funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Telerate (as defined below) on page 120 (or any other page as may replace such page on such service) (“Telerate Page 120”) or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate as of such Interest Determination Date, for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective)”.  If, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate does not appear on Telerate Page 120 or is not yet published or displayed in either H.15(519) or H.15 Daily Update or another recognized electronic source, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the average of the rates for the last transaction in overnight U.S. Dollar Federal Funds arranged by three leading brokers of U.S. Dollar Federal Funds transactions in The City of New York as of 9:00 A.M., New York City time, on the Business Day following such Interest Determination Date and such brokers will be selected by the Calculation Agent, provided, however, that, if fewer than three brokers selected by the Calculation Agent are quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will remain the interest rate in effect on such Interest Determination Date.

Determination of LIBOR.  If the Base Rate set forth on the face hereof is LIBOR, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, “LIBOR” means the rate determined by the Calculation Agent in accordance with the following provisions:

(i)                                     If LIBOR-Reuters is specified on the face hereof, LIBOR will be the average of the offered rates calculated by the Calculation Agent, or the offered rate, if the Designated LIBOR Page by its terms provides only for a single rate, for deposits in the

LIBOR Currency having the Index Maturity set forth on the face hereof, on the applicable Interest Reset Date, as such rates appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

(ii)                                  If LIBOR-Telerate is specified on the face hereof, or if neither “LIBOR-Reuters” nor “LIBOR-Telerate” is specified on the face hereof, LIBOR will be the rate for deposits in the LIBOR Currency having the Index Maturity designated on the face hereof, commencing on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.  If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on that Interest Determination Date shall be determined in accordance with the provisions described in clause (iii) below.

(iii)                               With respect to an Interest Determination Date on which fewer than two offered rates appear or if no rate appears on the applicable Designated LIBOR Page as specified in clause (i) or (ii) above, the Calculation Agent will determine LIBOR as follows:  on the basis of the offered rates at which deposits in the LIBOR Currency having the Index Maturity specified on the face hereof on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major reference banks in the London interbank market commencing on the applicable Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in such market at such time.  The Calculation Agent will select the four banks and request the principal London offices of each of those banks to provide a quotation of its rate for deposits in the LIBOR Currency.  If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.  If fewer than two quotations are provided as mentioned above, LIBOR will be the rate calculated by the Calculation Agent as the average of the rates quoted by three major banks in the Principal Financial Center at approximately 11:00 A.M. in such Principal Financial Center, on such Interest Determination Date for, loans to leading European banks in the LIBOR Currency having the Index Maturity designated on the face hereof and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time.  The Calculation Agent will select the three banks referred to above; provided, however, that, if fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the Interest Determination Date.

“LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

“Designated LIBOR Page” means:  if “LIBOR-Reuters” is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or if

“LIBOR Telerate” is specified on the face hereof or neither “LIBOR-Reuters” nor “LIBOR Telerate” is specified on the face hereof as the method of calculating LIBOR, the display on Moneyline Telerate (or any successor service, “Telerate”) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Determination of Prime Rate.  If the Base Rate set forth on the face hereof is the Prime Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “Prime Rate” means, with respect to any Interest Determination Date pertaining thereto, the rate on such date as published in H.15(519) by 3:00 P.M., New York City time, under the caption “Bank Prime Loan”  or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan” or if the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Monitor Money Rates Service screen designated as “US PRIME 1 Page” (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, for that Interest Determination Date, or, if fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks in the City of New York selected by the calculation agent; provided, however, that if the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of Treasury Rate.  If the Base Rate set forth on the face hereof is the Treasury Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “Treasury Rate” means, with respect to any Interest Determination Date pertaining thereto, the rate set at the auction of direct obligations of the United States (“Treasury Bills”) having the Index Maturity set forth on the face hereof, under the caption “INVESTMENT RATE” on the display on Telerate (or any successor service) on page 56 (or any other page as may replace such page on such service) (“Telerate Page 56”) or page 57 (or any other page as may replace such page on such service) (“Telerate Page 57”) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date, or, if the rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in

H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption:  “U.S. Government Securities/Treasury Bills/Auction High,” or, if such rate is not so published in the H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not yet published or announced by the United States Department of the Treasury by 3:00 P.M., New York City time, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or, if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or such other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or, if such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Calculation Agent will determine the Treasury Rate to be the Bond Equivalent Yield of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if fewer then three dealers selected by the Calculation Agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate in effect on that Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

Determination of CMT Rate.  If the Base Rate set forth on the face hereof is the CMT Rate, this Security will bear interest for each Interest Reset Period at the Interest Rate calculated with reference to the CMT Rate and the Spread, Spread Multiplier, or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “CMT Rate” means,

(1)                                  if CMT Telerate Page 7051 is specified on the face hereof:

the percentage equal to the yield for United States Treasury securities at “constant maturity,” having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Treasury Constant Maturities,” as such yield is displayed on Telerate (or any successor service), on page 7051 (or any other page as may replace page 7051 on that service) (“Telerate Page 7051”), for the applicable Interest Determination Date, or, if the above rate does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity,” having the Index Maturity specified on the face hereof and for the applicable Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities,” or, if the above rate does not appear on Telerate Page 7051 or is not yet published in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified on the face hereof as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or, if that rate is not published, then the CMT Rate will be calculated by the Calculation Agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “reference dealer”), selected by the Calculation Agent from five such reference dealers and eliminating the highest quotation, or in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the securities in the market at that time, or if fewer than five but more than two of the prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or, if fewer than three prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the Calculation Agent from five reference dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in securities in the market at that time, or, if fewer than five but more than two prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or, if fewer than three prices referred to above are provided as requested, the CMT Rate will then be the CMT Rate in effect on the applicable Interest Determination Date.

(2)                                  if CMT Telerate Page 7052 is specified on the face hereof:

the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity,” having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Telerate (or any successor service), on page 7052 (or any other page as may replace that specified page on that service) (“Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or, if the above rate is not published on Telerate Page 7052, then the CMT Rate will be the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity,” having the Index Maturity specified on the face hereof and for the week or month, as applicable, preceding such Interest Determination Date as published in H.15 (519) opposite the caption “Treasury Constant Maturities,” or if the above rate is not published on Telerate Page 7052 or is not yet published in H.15 (519), for the one week or one month, as specified on the face hereof, then the CMT Rate will be the average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof, as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or, if the Federal Reserve Bank of New York does not publish the rate referred to above, then the CMT Rate will be calculated by the Calculation Agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the Calculation Agent from five reference dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the securities in the market at that time, or, if fewer than five but more than two of the prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or, if fewer than three prices referred to above are provided as requested, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the Calculation Agent from five reference dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the securities in the market at the time, or, if fewer than five but more than two prices referred to above are provided as requested on the Interest Determination Date then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or, if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable interest determination date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Determination of Eleventh District Cost of Funds Rate.  If the Base Rate set forth on the face hereof is the Eleventh District Cost of Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread, Spread Multiplier or other formula, if any, set forth on the face hereof.  Unless otherwise set forth on the face hereof, the “Eleventh District Cost of Funds Rate” for any Interest Determination Date with respect thereto is the rate equal to the monthly weighted average cost of funds for the month preceding the Interest Determination Date as displayed on Telerate Page 7058 (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District”; or if the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement, or if no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Section 4.  Redemption.  If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof, at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest, if any, to the Redemption Date.  Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof, until the redemption price is 100% of the unpaid principal amount hereof.  The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date.  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.  If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.  However, if less than all the Securities of the series of which this Security is a part, with differing issue dates, interest rates or formula and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date.

Section 5.  Repayment.  If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date.  In order for this Security to be repaid, the Trustee must receive, at least 30 but not more than 60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed.  Any tender of this Security for repayment shall be irrevocable.  The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof).  Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Section 6.  Sinking Fund.  Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

Section 7.  Discount Securities.  If this Security (such a Security being referred to as a “Discount Security”) (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration.  The “Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of this Security which has been paid on this Security from the date of issue to the date of determination.

Section 8.  Modification and Waivers; Obligation of the Company Absolute.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series.  Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities at the time, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture.  Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences.  Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the Currency herein prescribed.

Section 9.  Defeasance and Covenant Defeasance.  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

Section 10.  Minimum Denominations.  Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.  If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

Section 11.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If the registered owner of this Security is the Depository (such a Security being referred to as a “Global Security”), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days after notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security.  In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security.  In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery of Securities in certificated form equal in principal amount to such beneficial interest and to have such Securities registered in its name.  Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof by the Company) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 12.  Events of Default.  If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 13.  Defined Terms.  All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Section 14.  Governing Law.  This Security shall be governed by and construed in accordance with the law of the State of New York.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the “Repayment Date”), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 60 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at 4 New York Plaza, New York, New York 10004.

If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid:  $           .

If less than the entire principal amount of this Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination):  $             .

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alterations or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust.) (Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned

hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address, including zip code of assignee the within Security of JOHN DEERE CAPITAL CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.